EXHIBIT 99

PRESS RELEASE


                                                        FOR IMMEDIATE RELEASE
MEDIA CONTACTS:

Con-way Inc.                                   KempGoldberg
Gary Frantz                                    Belinda Donovan/Amber Caouette
(650) 378-5335                                 (207) 773-0700
frantz.gary@con-way.com                        bdonovan@kempgoldberg.com
                                               acaouette@kempgoldberg.com

INVESTOR CONTACT:

Con-way Inc.
Patrick Fossenier
(650) 378-5353
fossenier.patrick@con-way.com


         CON-WAY COMPLETES ACQUISITION OF CONTRACT FREIGHTERS, INC.

$750 MILLION ACQUISITION EXPANDS CAPABILITIES, CREATES UNIQUE TRANSPORTATION

                          AND LOGISTICS ENTERPRISE



SAN MATEO, Calif., and JOPLIN, Mo. - Aug. 23, 2007 - Con-way Inc. (NYSE:CNW)

today announced that it has completed its $750 million acquisition of

Contract Freighters, Inc. (CFI), a privately held North American truckload carrier based in Joplin, Mo. The acquisition adds to Con-way's portfolio a respected, well-managed company with significant market share and a substantial presence in the truckload market with its 3,000 employees and a fleet of more than 2,600 tractors and 7,000 trailers.



The acquisition positions Con-way as a unique enterprise in the freight transportation industry, offering market-leading less-than-truckload (LTL),

truckload (TL) and supply chain management services with a diverse suite of high-value solutions for shippers in North America as well as globally, noted

Douglas W. Stotlar, president and CEO, Con-way Inc.



"CFI is a highly strategic acquisition that immediately establishes us as a major player in the truckload market and strengthens our capabilities as a premier provider of freight transportation and supply chain solutions,"

Stotlar said. "We are positioning this company for growth on a global scale -

one with differentiated yet complementary service offerings, and an excellent foundation for increasing shareholder value. I'm very pleased to officially welcome CFI's 3,000 employees to the Con-way organization."



CFI joins the existing Con-way Truckload to form a business unit expected to generate some $500 million in annual revenues. The division, combined with

Con-way's LTL carrier Con-way Freight and global supply chain services provider Menlo Worldwide, offers customers a suite of transportation and logistics services that can cover "first-mile" sourcing in Asia or Europe to

"last-mile" delivery in North America.



"As part of the Con-way enterprise, we're presented with exciting opportunities to accelerate our growth, penetrate new markets and provide a wider array of services to our customers," said Herb Schmidt, CFI's president. "We can now enjoy the benefits of Con-way's strong brand,

extensive infrastructure and broad service offering. We're proud to join an organization with values and service philosophies similar to those that have served us well for many years, and which we will continue to embrace."



On July 16, Con-way announced its intent to acquire CFI's parent holding company, Transportation Resources, Inc., CFI and all other subsidiaries of the parent holding company. The company expects to provide financial statements for CFI and pro-forma consolidated financials including CFI before the end of the third quarter. The company's consolidated financial statements presented with Con-way's third quarter earnings report will include CFI's results from the date of closing.



The acquisition was funded with existing cash resources together with proceeds from debt financing.



About Con-way Inc.
Con-way Inc. (NYSE: CNW) is a $4.2 billion freight transportation and logistics services company headquartered in San Mateo, Calif. Named FORTUNE magazine's "Most Admired Company" in transportation and logistics for 2007, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload Services and Menlo Worldwide. These operating units provide high-performance, day-definite less-than-truckload (LTL) and full truckload and intermodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit www.con-way.com.


FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief, any statements regarding the acquisition of Transportation Resources, Inc. and its subsidiaries, including Contract Freighters, Inc. (collectively, "CFI"), and related financing, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges and the effect of recently-filed litigation alleging that Con-way engaged in price fixing of fuel surcharges in violation of Federal antitrust laws, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the acquisition of CFI and related financing (including without limitation risks relating to the financing, integration risks and risks that acquisition synergies are not realized), the possibility of defaults under Con-way's $400 million credit agreement, $500 million bridge credit agreement, and other debt instruments (including without limitation defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in Item 7 of Con-way's 2006 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.